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EXHIBIT 99.1 Letter Agreement, dated as of August 27, 2007, by and between the
             Registrant and Medical Capital Corporation.

August 27, 2007

HAND DELIVERED
--------------

Larry Anderson, President
Bruce Mogel, Chief Executive Officer
Integrated Healthcare Holdings, Inc.
1301 North Tustin Avenue
Santa Ana, California 92705

         Re: Expression of Interest in Providing Credit Facilities

Gentlemen:

We are pleased to provide you with a summary of the terms and conditions pursuant to which Medical Capital Corporation (by and through one or more of its affiliated entities) (for convenience, "MCC") would consider making available to Integrated Healthcare Holdings, Inc. ("Borrower") (i) a $45,000,000 real estate term loan ("$45 Million Real Estate Term Loan"), (ii) a $35,000,000 non-revolving line of credit loan ("$35 Million Non-Revolving Line of Credit Loan"), (iii) a $10,700,000 term loan ("$10.7 Million Term Loan"), and (iv) a $50,000,000 revolving line of credit loan ("$50 Million Revolving Line of Credit Loan") (the $45 Million Real Estate Term Loan, $35 Million Non-Revolving Line of Credit Loan, $10.7 Million Term Loan and $50 Million Revolving Line of Credit Loan are hereinafter together referred to as the "Credit Facilities"). The terms and conditions pursuant to which MCC proposes to provide the Credit Facilities are set forth below:

I. CREDIT FACILITIES.
A. $45 Million Real Estate Term Loan. MCC proposes to make available to Borrower the following $45 Million Real Estate Term Loan:

     1.   Advance: A term loan made in a single advance on the Initial Funding
          Date.

     2.   Amount of Loan: $45,000,000.

     3. Purpose: To repay all amounts due and owing under the existing $50,000,000 real estate term loan owed by Borrower to MCC.

     4. Interest: During the first year, simple interest would be charged at the annual rate of 9.0% fixed. At commencement of the second year and thereafter, simple interest would be charged at the annual rate of 14.0%


   2100 South State College Blvd, Anaheim California 92806 3 tel: 714-935-3100
                               fax: 714-935-3114
                             www.medicalcapital.com

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          fixed. Interest on the balance of the $45 Million Real Estate Term
          Loan shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

     5. Monthly Interest-Only Payments: Interest-only payments due and payable monthly, in arrears.

     6. Balloon Payment: The unpaid principal balance plus accrued but unpaid interest shall be due in a balloon payment on the Maturity Date.

     7.   Maturity Date: Three (3) years from the Initial Funding Date.

     8.   Prepayment: No prepayment penalty or charge.

     9. Origination Fee: $675,000 (1.5% of $45,000,000) due at the Initial Funding Date.

     10. Loan to Value: The $45 Million Real Estate Term Loan combined with the $35 Million Non-Revolving Line of Credit Loan cannot exceed 70% of the M.A.I. appraised value of the Hospital Properties.

     11. Collateral and Security: All Credit Facilities will be secured by a single first priority deed of trust on the fee simple interest in each of the Hospital Properties and a first priority perfected lien on and security interest in all assets of Borrower (including, without limitation, the Hospital Properties, fixtures, improvements, assignments of leases, equity interest in the Hospital Properties (if any), accounts receivable and proceeds thereof, and all other assets (including, without limitation, the inventory, equipment, intellectual property, contracts and other general intangibles, cash and proceeds of each of the foregoing) of Borrower and its direct and indirect subsidiaries, whether existing at Closing or thereafter organized or acquired.

     12.  Hospital Properties:

          a. Western Medical Center Santa Ana, a 282-bed acute care hospital in Santa Ana, California.

          b. Western Medical Center Anaheim, a 188-bed acute care hospital in Anaheim, California.

          c. Coastal Communities Hospital, a 178-bed acute care hospital in Santa Ana, California.

          d. Chapman Medical Center, a 114-bed acute care hospital in Orange, California and all related and attached properties owned by Borrower.

B. $35 Million Non-Revolving Line of Credit Loan. A non-revolving line of credit loan in one or more advances, upon request of Borrower.

     1.   Maximum Line of Credit Commitment: $35,000,000.

     2.   Non-Revolving: Borrower may borrow and repay, but may not repay and


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          reborrow.

     3. Approved Uses: The proceeds may be used only for the following purposes:

          a. To repay all amounts due and owing under the existing $30,000,000 line of credit loan to MCC.

          b. To pay the Origination Fee on all Credit Facilities, Unused Commitment Fees, MCC's Costs on all Credit Facilities.

          c.   To pay for working capital as approved by MCC.

     4. Interest: Simple interest at the annual rate of 9.25% fixed. Interest on the balance of the $35 Million Non-Revolving Line of Credit Loan shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

     5. Monthly Interest-Only Payments: Interest-only payments due and payable monthly, in arrears.

     6. Balloon Payment. The unpaid principal balance plus accrued but unpaid interest shall be due in a balloon payment on the Maturity Date.

     7.   Maturity Date: Three (3) years from the Initial Funding Date.

     8.   Prepayment: No prepayment penalty or charge.

     9. Loan to Value: The $45 Million Real Estate Term Loan combined with the $35 Million Non-Revolving Line of Credit Loan cannot exceed 70% of the M.A.I. appraised value of the Hospital Properties.

     10. Collateral and Security: All Credit Facilities will be secured by a single first priority deed of trust in the fee simple interest in each of the Hospital Properties and a first priority perfected lien on and security interest in all assets of Borrower (including, without limitation, the Hospital Properties, fixtures, improvements, assignments of leases, equity interest in the Hospital Properties (if any), accounts receivable and proceeds thereof, and all other assets (including, without limitation, the inventory, equipment, intellectual property, contracts and other general intangibles, cash and proceeds of each of the foregoing) of Borrower and its direct and indirect subsidiaries, whether existing at Closing or thereafter organized or acquired.

     11. Unused Commitment Fee: 0.50% per annum of the average daily difference between $35,000,000 minus the sum of the outstanding

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          principal amount of all advances for the period for which the Unused
          Commitment Fee is being paid.

     12. Origination Fee: $525,000 (1.5% of $35,000,000) due at the Initial Funding Date.


C. $10.7 Million Term Loan. MCC proposes to make available to Borrower the following $10.7 Million Term Loan:

     1.   Advance: A term loan made in a single advance on the Initial Funding
          Date.

     2.   Amount of Loan: $10,700,000.

     3. Purpose: To repay the existing $10,700,000 loan owed by Borrower to MCC.

     4. Interest: Simple interest at the annual rate of 9.25% fixed. Interest on the balance of the $10.7 Million Term Loan shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

     5. Monthly Interest-Only Payments: Interest-only payments due and payable monthly, in arrears.

     6. Balloon Payment: The unpaid principal balance plus accrued but unpaid interest shall be due in a balloon payment on the Maturity Date.

     7.   Maturity Date: Three (3) years from the Initial Funding Date.

     8.   Prepayment: No prepayment penalty or charge.

     9. Origination Fee: $160,500 (1.5% of $10,700,000) due at the Initial Funding Date.

     10. Loan Convertible Into Common Stock. At any time prior to the Maturity Date, MCC shall have the right, at its option, to convert the $10.7 Million Convertible Loan into fully paid and nonassessable shares of Borrower's voting common stock ("Common Stock"). The number of shares of Common Stock into which the $10.7 Million Convertible Loan may be converted ("Common Stock Conversion Shares") shall be determined by dividing the entire unpaid principal amount of the $10.7 Million Convertible Loan together with all accrued but unpaid interest thereon by the Common Stock Conversion Price in effect at the time of such conversion. The Common Stock Conversion Price per share of
          Common Stock shall be determined prior to closing. The Common Stock Conversion Price shall be subject to anti-dilution and other customary adjustments.

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     11.  Collateral and Security: All Credit Facilities will be secured by a single first priority deed of trust in the fee simple interest in each of the Hospital Properties and a first priority perfected lien on and security interest in all assets of Borrower (including, without limitation, the Hospital Properties, fixtures, improvements, assignments of leases, equity interest in the Hospital Properties (if any), accounts receivable and proceeds thereof, and all other assets (including, without limitation, the inventory, equipment, intellectual property, contracts and other general intangibles, cash and proceeds of each of the foregoing) of Borrower and its direct and indirect subsidiaries, whether existing at Closing or thereafter organized or acquired.

     12. MCC Right to Assign: MCC shall have the right to sell, assign, transfer and convey its interest in the $10.7 Million Term Loan documents.

D. $50 Million Revolving Line of Credit Loan. A revolving line of credit loan in one or more advances, upon request of Borrower.

     1. Maximum Line of Credit Commitment: The maximum amount of advances available under the $50 Million Revolving Line of Credit Loan during the Term shall be $50,000,000. The amount available to Borrower at any one time shall be based upon the Availability (as defined below) which shall be determined subsequent to MCC's on-site due diligence.

     2. Availability: Availability under the $50 Million Revolving Line of Credit Loan shall be an amount (a) up to 90% of the net collectable value of the accounts receivable from third-party payors that are aged less than 150 days from date of service and (b) up to 50% of unbilled accounts receivable from third party payors for up to 15 days subsequent to patient discharge. The "net collectable value" of Borrower's accounts receivable is the amount Borrower bills third-party payors less deductible obligations and contractual allowances, which Availability shall be determined by MCC upon completion of its on-site due diligence and which shall be set forth in applicable loan documents to be provided to Borrower.

     3.   Revolving: Borrower may borrow and repay, and may repay and reborrow.

     4. Approved Uses: The proceeds may be used only to purchase Borrower's accounts receivable.

     5. Interest: Simple interest at the annual rate of 24% fixed; provided, however, if the $45 Million Real Estate Term Loan is repaid in full and satisfied prior to its Maturity Date, the interest rate on the $50 Million Revolving Line of Credit Loan will at that time decrease to simple interest at the annual rate of $18% fixed. Interest on the balance of the $50


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          Million Revolving Line of Credit Loan shall be calculated on the basis of the actual number of days elapsed in a 360-day year. Collections of Borrower's accounts receivable, in cash, by MCC under the $50 Million Revolving Line of Credit Loan shall be credited to Borrower's obligations thereunder on a daily basis, subject to five (5) business clearance days.

     6. Monthly Interest-Only Payments: Interest-only payments due and payable monthly, in arrears.

     7. Obligations. All obligations under the $50 Million Revolving Line of Credit Loan shall be due and payable in full on the Maturity Date.

     8.   Maturity Date: Three (3) years from the Initial Funding Date.

     9. Prepayment: Not permitted during the eighteen (18) month period commencing on the Initial Funding Date.

     10. Collateral and Security: All Credit Facilities will be secured by a single first priority deed of trust in the fee simple interest in each of the Hospital Properties and a first priority perfected lien on and security interest in all assets of Borrower (including, without limitation, the Hospital Properties, fixtures, improvements, assignments of leases, equity interest in the Hospital Properties (if any), accounts receivable and proceeds thereof, and all other assets (including, without limitation, the inventory, equipment, intellectual property, contracts and other general intangibles, cash and proceeds of each of the foregoing) of Borrower and its direct and indirect subsidiaries, whether existing at Closing or thereafter organized or acquired.

     11. Unused Commitment Fee: 0.50% per annum of the average daily difference between $50,000,000 minus the sum of the outstanding principal amount of all advances for the period for which the Unused Commitment Fee is being paid.

     12. Origination Fee: $750,000 (1.5% of $50,000,000) due at the Initial Funding Date.

II. WARRANT. Borrower shall grant MCC a warrant to subscribe for and purchase up to 4.95% of Borrower's fully paid and nonassessable shares Common Stock at a price per share to be determined prior to closing (the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. The Exercise Price shall be subject to anti-dilution and other customary adjustments.

III.      GENERAL TERMS AND CONDITIONS.

          A. General. The definitive credit documentation to be provided to Borrower relating to the Credit Facilities shall contain certain representations, warranties, covenants and other terms and conditions consistent with those customarily found in similar financings and such other




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terms and conditions as shall be agreed upon by Borrower and MCC. The $45
Million Real Estate Term Loan, the $35 Million Non-Revolving Line of Credit Loan, the $10.7 Million Term Loan and the $50 Million Revolving Line of Credit Loan shall be cross-collateralized and cross-defaulted.

          B. Loan Documents. Borrower shall execute and deliver to MCC such loan and security agreements, notes, mortgages, deeds of trust, subordination and inter-creditor agreements, instruments, documents, certificates, opinions, environmental indemnities, right of first refusals, fraud guaranties, third party reports and assurances as are reasonable and customary for similar loans, and as MCC may require in connection with the Closing in its sole discretion.

          C. Guaranty. The Credit Facilities will be guaranteed by a full guaranty of payment and performance by the Ganesha Realty, LLC., OC-PIN, and West Coast Holdings, LLC.

          D. Closing Conditions. (1) Prior to Closing, there shall be no material change in Borrower's business or general financial condition; (2) there shall be no material default in any of Borrower's obligations under any contract; (3) Borrower shall be in compliance with all applicable laws; (4) MCC shall receive legal opinions from Borrower's counsel satisfactory to MCC; (5) Borrower shall maintain and pay for one or more Lock Box Accounts mutually satisfactory to Borrower and MCC for Borrower's cash collections; (6) MCC shall receive all items typically required in connection with similar commercial real estate mortgages (including without limitation third party reports which include but are not limited to title insurance, appraisal, environmental report and survey); (7) Borrower (as Tenant) and PCHI (as Landlord) shall each have executed and delivered to MCC an estoppel certificate in form and content acceptable to MCC in its sole and absolute discretion, confirming that there are no defaults, disputes or disagreements between Landlord and Tenant in connection with that certain Triple Net Hospital and Medical Office Building Lease dated March 3, 2005 (as amended from time to time) with respect to the Western Medical Center Santa Ana, Western Medical Center Anaheim, Coastal Communities Hospital, Medical Office Building at Coastal Community Hospital and (if applicable) any after-acquired medical office buildings; (8) Anil Shah shall have voluntarily resigned as a director of Borrower and shall not at any time while any of the Credit Facilities remain outstanding serve as an officer, director, employee, manager, consultant, agent or representative of Borrower; and (9) MCC and its advisors shall have the right to perform due diligence prior to Closing to determine the liquidity of Borrower's accounts receivable and the general financial and operational state of the Borrower. MCC's due diligence shall include, but not be limited to, a review of the collateral files, relevant financial information and other materials relevant to the Closing. The undersigned, being duly authorized by and on behalf of the Borrower, hereby grants to MCC a security interest in the Collateral securing repayment of all obligations arising under this letter and to further secure all other obligations of Borrower to MCC whether now existing or hereafter arising in the future. Borrower hereby authorizes MCC to file a UCC Financing Statement for each Borrower-affiliated entity with respect to such Collateral. Following the Closing, MCC shall have the right to conduct periodic due diligence to assess the on-going collateral value of Borrower's accounts receivable.

          E. Closing. The closing of the Credit Facilities will occur on a date that is mutually satisfactory to Borrower and MCC; however, if the Credit Facilities do not close on or before October 1, 2007, this proposal shall expire and (except for such provisions which survive) have no further force or effect, unless extended by MCC.


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         F. Costs and Expenses. All costs associated with establishing the
Credit Facilities, but not limited to, MCC's out-of-pocket expenses associated with the transaction, professional fees, recording fees, search fees and filing fees shall be paid by Borrower regardless of whether the transaction closes. Upon acceptance of the general terms of this letter, Borrower shall remit a $10,000 deposit, which shall be applied to all fees and expenses associated with the above-mentioned transactions. In addition to this deposit, Borrower shall be solely responsible for the payment of all expenses related to the issuance of third party reports. To the extent that any third party reports are ordered by MCC, Borrower may be required to remit an additional deposit to cover such expenses. Furthermore, Borrower represents and warrants to MCC that it has not contracted with, or does it know of, any broker to be paid by Borrower who has participated in the transactions contemplated herein.

         G. Confidentiality. Borrower will not disclose the contents of this letter (or that Borrower and MCC are having any discussions related to a possible Credit Facility including the status thereof, termination thereof, any decision on Borrower's or MCC's part to no longer consider such Credit Facilities or any terms, conditions, or other facts with respect thereof) to any third party, including, without limitation, any financial institution or intermediary, without MCC's prior written consent, other than to Borrower's officers and advisors on a need-to-know basis. Borrower agrees to inform all such persons who receive information concerning this letter that such information is confidential and may not be disclosed to any other person. Further, until all of the Credit Facilities proposed herein are consummated or a determination is made by MCC not to pursue such financing pursuant to the terms and conditions herein, Borrower agrees to negotiate exclusively with MCC regarding any financing the purpose of which is substantially the same as that of the proposed transactions. It is the intention of the parties hereto that the exclusivity provisions in favor of MCC shall apply separately to each of the Credit Facilities and that MCC's continued pursuit of or commitment to either facility shall preserve the exclusivity provisions in favor of MCC with respect to such facility. Consequently, if Borrower fails to comply with any of the provisions of this paragraph and/or consummates a transaction (except for an extension of Borrower's existing credit facilities) with an entity other than MCC during the one-year period following the date hereof, Borrower shall (no later than the closing date of such transaction) pay MCC liquidated damages equal to two percent (2%) of the aggregate amount to be made available under the Credit Facilities, if one or more transactions similar to the Credit Facility transactions described in this letter are consummated in violation of this paragraph. Borrower acknowledges that such liquidated damages are intended to compensate MCC for its estimated added administrative costs incurred and the amount of damage sustained by MCC as a result of Borrower's decision not to pursue the loan. Notwithstanding the foregoing, the exclusivity provisions with respect to the Credit Facilities shall not apply in favor of MCC if Borrower otherwise satisfies all terms and conditions herein. In connection with the requested Credit Facilities, Borrower understands that MCC will continue to make financial, legal and collateral investigations and determinations. Any dispute arising under or in connection with this letter shall be governed by the laws of the State of California without reference to internal choice of law. The undersigned hereby consents to jurisdiction and venue of the state and federal courts located in the State of California for the resolution of all disputes arising under or in connection with this letter.

          H. Expiration. If MCC does not receive this accepted term sheet and the deposit on or before August 31, 2007, the proposals set forth in this letter shall automatically expire.


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          By signing this letter, Borrower agrees to indemnify MCC, its managers, officers, and principals and hold each of them harmless against any and all losses, liabilities and claims arising out of or by reason of any investigation, litigation, or other proceeding brought or threatened relating to any loan made or proposed to be made, including without limitation the claims of any brokers or anyone claiming a right to any fees in connection with the Credit Facilities. If the terms and conditions set forth above are satisfactory, please sign the enclosed copy of this letter and return it to my attention along with the $10,000 deposit.

Very truly yours,

MEDICAL CAPITAL CORPORATION

By: /s/Joseph J. Lampariello
    --------------------------------------
   Joseph J. Lampariello, President and COO

BORROWER HAS REVIEWED THE FOREGOING
AND HEREBY AGREES TO ITS TERMS:

INTEGRATED HEALTHCARE HOLDINGS, INC.,
a Nevada corporation

By:  /s/ Bruce Mogel
   ---------------------
      Title:   CEO
            -------------



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